Exhibit 5

Certification Under Rule 466

The Depositary, The Bank of New York, represents and certifies the following:

(1)

That it previously has filed a Registration Statement on Form F-6 (Quilmes Industrial (Quinsa), Société Anonyme, Registration No. 333-83226) which the Commission declared effective, with terms of deposit identical to the terms of deposit of this Registration Statement except for the number of foreign securities a Depositary Share represents.

(2)

That its ability to designate the date and time of effectiveness under Rule 466 has not been suspended.

THE BANK OF NEW YORK,
As Depositary

By:  /s/ Joanne F. DiGiovanni

Name:  Joanne F. DiGiovanni

Title:    Vice President